PROMISSORY NOTE

PARTIES:

Lender:  Corrado Family Limited Partnership

Borrower:  Global Ecology Corporation

Principal Amount

$1,500,000.00

FOR VALUE RECEIVED, Global Ecology Corporation, (hereinafter referred to as “Borrower” or as the “Company),  with an address of 96 Park Street, Montclair, New Jersey 07042, does hereby promise to pay to the order of the Corrado Family Limited Partnership located at 1309 Seven Corner Road, Perkasie PA 18944 (hereinafter referred to as the “Lender” or as the “Noteholder”) the total aggregate principal amount of One-million five hundred thousand ($1,500,000.00) plus interest as defined herein  All payments and transactions arising from this note shall be made in US dollars.

1.

Business Purpose of the Parties

The parties intend that the proceeds of the loan be used by the company to fund and enhance projects underway in Alabama and other locations.

2.

Terms of the Loan

(i)

The Note Amount, shall be one million five-hundred thousand dollars ($1,500,000.00).

            (ii)

 Interest shall be due and payable in semi-annual installments.  Interest on the Note Amount shall be calculated at the annual rate of ten percent (10%) of the principal balance owing.  Repayment of the principal balance of the note will be made in two stages.  The first installment of the principle balance will be due three years from the date of this note (August 11, 2014), in the amount of five hundred thousand dollars ($500,000).  The final principal payment of  one million dollars ($1,00,000.00) will be due five years from the date of this document (August 11, 2016).

(iii)

Collateral for this note shall be provided by the Borrower in the form of the hard assets the Company has associated with the all its Alabama soil remediation operations, whether existing today or commenced during the term of this note.  It is understood the Company will not pledge, hypothecate or in any way borrow against any equipment or hard assets that are purchased utilizing funds from this note.  It is understood however, that the Company may make use of certain pieces of equipment or hardware that may be leased for general operations and that such equipment is not owned by the company and may not be pledged as collateral by the Company.  Such leasing activity will not be considered to be a violation of this agreement.

AGREED:   ____/s/JB___JB    __/s/MC_____MC

(iv)       Lender shall tender the loan in accordance with the following schedule of payments:

                        On or before August 12, 2011, in an amount of approximately $200,000.00.

                        On or before August 26, 2011, in an amount of approximately $200,000.00.

                        On or before October 7, 2011 the remainder of the loan balance, not previously  tendered.

(v)

The Company shall have the right, prior to either of the two scheduled principal payment dates, to pre-pay the principal amount, in whole or in part, without any penalty or the obligation to pay interest that has not accrued.

3.

Additional Rights of the Lender

(i)

As a further inducement (“Inducement Payments”) the Borrower will pay twelve and one half percent (12.5%) of the profits of all of the Company's soil production facilities operated in the state of Alabama.  Profits shall be defined as “net profit after taxes,” as that term is generally applied in accounting. It is understood and agreed that this incentive will continue beyond the Term of this note and will continue to be an obligation of the Company as long as the Company owns and operates these facilities.  In the event that the Company sells all or any of the Alabama facilities or there is a significant change in control of the Company, the Noteholder, in his sole discretion, can either; 1) receive twelve and one half percent (12.5%) of the net sales proceeds from the value of the transaction that is associated with the facilities the Noteholder has participation in, or 2) will have the right to continue to receive the allocated share of the profits from the facilities the Noteholder has participation in for ten years from the date of the sale or change of control.  It is not the intention of the parties to create a joint venture or partnership hereby, and the Lender shall have no liability in the event of losses incurred by the Alabama projects during the term of the note.

The Noteholder shall have the right to participate in any future soil facilities established by  the Company, at any location, by utilizing the cash flow from the Inducement Payments, distribution from the segregated account the Company shall establish for the benefit of the Noteholder or by tendering additional cash.  The Noteholder's participation in the profits of these additional facilities will be determined by the proportion of the funds provided by the Noteholder to the total investment amount of the facility.  This participation will be limited to twelve and one half percent of each additional facility.  The Company shall notify the Noteholder thirty (30) days prior to the establishment of any proposed facility and the Noteholder must make the Company aware of his intention to (or not to) participate in the facility within ten business days of such notification. To the extent additional investment is required beyond existing cash flow from other Alabama operations, the Noteholder will have a right of first refusal to make the required investment in an effort to prevent any dilution of his right to twelve and one half percent

AGREED:  ____/s/JB___JB    __/s/MC_____MC

(12.5%) of the profits.

(ii)

The Noteholder will be issued two million (2,000,000) shares of Rule 144-A Restricted Common Shares of the Company.  These shares will be issued within thirty (30) days of the receipt by the Company of the final installment of the investment from the Noteholder.  Additionally, the Noteholder will be granted an option to purchase four million (4,000,000) Rule 144-A Restricted Common Shares of the Company.  This option will be granted with thirty (30) days of the receipt by the Company of the final installment of the investment from the Noteholder.  This option will have a strike price of ten (10) cents and will expire four (4) years after the issue date.

(vii)

A Default Right to Cure shall exist, if an event of Default occurs.  The Borrower will have the right to remedy any single event or series of events that cause a default within fifteen (15) days of notification by the Borrower of such default.  As a result of enacting the Right to Cure clause, the Noteholder will not have the right to liquidate the Collateral until such time as this note has reached maturity and the Borrower has failed to meet the entire obligation of the Note.  Should the Borrower fail to meet the total obligation then the Noteholder can seize and liquidate the Collateral.

4.

Transfer.

This Note is not assignable or transferable by the Company or the Noteholder.

5.

No Waiver.

No failure on the part of Noteholder to exercise any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

6.

Attorney Fees   Upon the occurrence of an event of Default or at any time thereafter, the Borrower promises to pay all costs of collection of this Note including, but not limited to, reasonable attorney’s fees paid or incurred by Noteholder on account of such collection, whether or not suit is filed with respect thereto and whether such cost or expense is paid or incurred, or to be paid or incurred, prior to, or after, the entry of judgment.

7.

Amendment.

  No amendment or waiver of any provision of this Note, nor consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Noteholder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.

Waivers.    Borrower hereby waives any requirements of demand, presentment for payment, notice of dishonor, notice of protest and protest.

9.

Events of Default.

As used herein, the term “Event of Default” shall mean and include any one or more of the following events:

AGREED: ____/s/JB___JB    __/s/MC_____MC

(i)

Borrower shall fail to pay interest for any two consecutive payment periods on the Note Amount due, or fails to pay any other payment owed on or before the due date.

(ii)

Borrower files a petition in bankruptcy or for reorganization, or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law (hereinafter “Bankruptcy Law”), or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due; or, if an order for relief under any bankruptcy law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or, if a receiver, trustee or liquidator of Borrower or of all or substantially all of the assets of Borrower shall be appointed in any proceeding brought against Borrower and shall not be discharged within sixty (60) days of such appointment or if Borrower shall consent to or acquiesce in such appointment.

10.

Acceleration.

  Upon the occurrence of an Event of Default, the entire Note Amount, and all interest accrued thereon, shall at once become due and payable at the option of Noteholder, upon written notice to the Company.  Noteholder may exercise this option to accelerate during any Event of Default by the Company regardless of any prior forbearance.

11.

Prepayment.

  Borrower may prepay the Note Amount, and all interest accrued thereon, in full or in part without penalty at any time.  Any partial prepayment shall be applied against the Note Amount outstanding and shall not postpone the due date hereof, unless Noteholder shall otherwise agree in writing.  Such prepayment will not in any way impact the the Inducement Payments or ability of the Noteholder to request participation in future projects.

12.

Application of Payments.

All payments and prepayments shall, at the option of Noteholder, be applied first to any costs of collection and second to any accrued interest and principal on this Note.

13.

Acknowledgement of Fee.

The Noteholder understands and acknowledges that the Company will pay Al DeCresenzo a mutually agreed upon fee that will be comprised of both of cash and Rule 144-A Restricted stock.

14.

Notices.

All notices, requests, demands and other communications which are required or may be given under this Note shall be given pursuant to the terms and at the addresses set forth below:

____/s/JB___JB    __/s/MC_____MC

If to the Borrower:

Joseph F. Battiato

96 Park Street

Montclair New Jersey, 07942

If to the Noteholder:

The Corrado Family Limited Partnership

Att. Michael Carrado

1309 Seven Corner Road

Perkasie, PA 18944

 12.       Governing Law and Forum.

THIS NOTE AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW JERSEY STATE COURT OR FEDERAL COURT SITTING IN THE STATE OF NEW JERSEY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW JERSEY STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT LEGALLY POSSIBLE, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

IN WITNESS WHEREOF, the Borrower and Lender have caused this Note to be executed as of the date of August 19, 2011.

GLOBAL ECOLOGY CORPORATION

By: /s/ Joseph F. Battiato

     JOSEPH F. BATTIATO

CHAIRMAN

CORRADO FAMILY LIMITED PARTNERSHIP

By: /s/ Dr. Michael Corrado, MD

DR. MICHAEL CORRADO, MD